Exhibit 99.1



At The Company:                             At The Financial Relations Board:
--------------                              --------------------------------
Investors:                                           General Information:
Donna Conners                                        Karen Griffiths
Press:                                               Analyst Information:
Carol Walters                                        Vanessa Schwartz
(561) 241-9400                                       (212) 661-8030

For Immediate Release

            REXALL SUNDOWN AGREES TO SELL MAIL ORDER DIVISION TO NBTY


Boca Raton, FL - March 24, 2000 - Rexall Sundown, Inc. (Nasdaq: RXSD) today announced the signing of a definitive agreement to sell SDV, the Company's catalog and mail order division, to NBTY, Inc. for an undisclosed sum. The transaction, which is subject to regulatory and other approvals, is anticipated to close in mid-April.

In making the announcement, Damon DeSantis, President and Chief Executive Officer of Rexall Sundown stated, "The divestiture of this division, which accounts for less than 2% of our Company's total annual sales, will enable increased focus on our retail and direct-selling businesses which is directly in line with our stated strategies."

Rexall Sundown, Inc. develops, manufactures, markets and sells vitamins, herbals, nutritional supplements and other consumer health products. Visit the Company's website at www.rexallsundown.com.

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This Press Release may contain "forward-looking statements" as such term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases, which represent the Company's interpretation or beliefs. These forward-looking statements, by their nature, involve substantial risks and uncertainties, certain of which may be beyond the Company's control and actual results may differ materially depending on a variety of important factors including uncertainties related to acquisitions, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, reliance on independent distributors of Rexall Showcase International, competition and other factors described in the Company's filings with the Securities and Exchange Commission.